N° MI 8473789

Lárez, Mendez y Asociados

Public Accountants

J-40016904-6

INDEPENDENT AUDITORS' REPORT

To the shareholders of
Etelix.com USA LLC

We have reviewed the accompanying balance sheet of Etelix.com USA LLC at December 31, 2016, and the income statement, statement of changes in equity and cash flow, statement for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to issue a report on these financial statements based on our review.

We conducted our review in accordance with the International Standard on Review Engagements 2400. This Standard requires that we plan and perform the review to Obtain moderate assurance as to whether the financial statements are free of material misstatement. A review is limited primarily to inquiries of company personnel and analytical procedures applied to financial data and thus provides less assurance than an audit. We have not performed an audit and, accordingly, we do not express an audit opinion.

Based on our review, nothing has come to our attention that causes us to believe that the accompanying financial statements do not give a true and fair view (or are not presented fairly, in all material respects) in accordance with International Accounting Standards for Small and Medium-sized Entities.

/s/ Mariaexandra Lárez

Lic. Mariaexandra Lárez
Lárez Mendez y Asoc.
Certified Public Accountants
CCP. MI 20300

April 27, 2017

ETELIX.COM USA LLC

BALANCE SHEETS

AS OF DECEMBER 31,2016

ASSETS

CURRENT ASSETS
Cash and Banks	17,885
Accounts Receivable Customers	2,909,771
Other Receivables	750,044
Total current assets	3,677,700

PROPERTY AND EQUIPMENT - Net	352,332

TOTAL ASSETS	4,030,032

LIABILITIES AND SHAREHOLDER´S EQUITY

LIABILITIES

CURRENT LIABILITIES
Accounts Payable	2,727,348
Receivable Outstanding Invoices	322,455
Other Accounts Payables	200
Prepaid Telecommunications	8,576
Other Payables - Temporary	84,365
TOTAL CURRENT LIABILITIES	3,142,944

TOTAL LIABILITIES	3,142,944

SHAREHOLDER´S EQUITY
Capital Stock	1,000
Additional Paid in Capital	747,515
Retained Earnings	82,529
Net Income	56,044

TOTAL SHAREHOLDER´S EQUITY	887,088

TOTAL LIABILITIES AND SHAREHOLDER´S EQUITY	4,030,032

ETELIX.COM USA LLC

STATEMENTS OF INCOME

AS OF DECEMBER 31,2016

INCOME SALES	4,067,807

COST OF SERVICES	3,484,471

GROSS PROFIT	583,336

OPERATING EXPENSES

Salaries and wages	134,299
Depreciation Expense	36,123
Sales commission	67,824
Amortizacion expense	26,727
Bank service Changes	18,517
Financial Interest expenses	12,334
Professional fees	46,349
Regulatory fees	829
Technology Expense	156,453
Trade insurance	15,314
Travel expenses	16,661
Other expenses	13,200

TOTAL OPERATING EXPENSES	544,630

OTHER INCOME AND EXPENDES

Other income	17,338
Federal Tax prior year	4,686

TOTAL OTHER INCOME AND EXPENDES	(12,652)

NET INCOME	51,358

Federal Tax prior year	4,686.00

NET INCOME 2016	56,044

ETELIX.COM USA LLC

STATEMENTS OF CASH FLOW

AS OF DECEMBER 31,2016

CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME	56,045

Adjustments to reconcile net income to net cash provided by
operating activities:

Depreciation and Amortization	62,850

Changes in working capital:

Accounts receivable	(1,967,835)
Accounts Receivable Employees	0
Other accounts receivable	(707,735)
Invoices pending issue	0
Prepaid Telecommunications	0
Accounts Receivable Shareholders	0
Intercompany Accounts Receivable	0
Sales Tax
Accounts payable to suppliers	1,958,257
Receivable Outstanding Invoices	0
Other payables	68,667
Receivable Outstanding Invoices	322,455
Prepaid Telecommunications	8,576
Intercompany payable	0
Accounts payable Shareholder	200
Net cash provided by operating activities	(254,566)

CASH FLOWS FROM INVESTING ACTIVITIES:

Additional Paid in Capital	197,000
Net Fixed Assets	(6,113)
Capital Stock	0
Net Effect of Investment	0
Net cash used in investing activities	190,887

CASH FLOWS FROM FINANCING ACTIVITY:

Income Tax 2015	(4,686)

Net cash used in financing activity	(4,686)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(12,320)

Cash and cash equivalents - Beginning of period	30,204

Cash and cash equivalents - end of period	17,884

ETELIX.COM USA LLC

STATEMENTS OF SHAREHOLDERS' EQUITY

AS OF DECEMBER 31, 2016

	COMMON	ADDITIONAL	RETAINED
	STOCK	PAID-IN	EARNINGS	TOTAL
		SHARE

BALANCE - DECEMBER 31, 2015	$1,000	$550,515	$82,529	$634,044

NET INCOME 2016	$0	$197,000	$56,044	$253,044

BALANCE - DECEMBER 31,2016	$1,000	$747,515	$138,573	$887,088

Etelix.com USA LLC

NOTES TO THE FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2016

1-. CONSTITUTION AND OPERATIONS:

The company was registered on September 30, 2008, at the Florida Department of State in the Division of Corporations. Under the registration number Nº 08000092741. It is a Limited Liability Company. The purpose for which this limited liability company is organized is any and all lawful business.

2-. PRESENTATION OF THE FINANCIAL STATEMENTS:

The accompanying financial statements have been prepared in historical values, based on the Original Financial Statements in US dollars.

3-. SUMMARY, MEANING AND POLICY OF THE ACCOUNTS:

Cash and Cash Equivalents: Refers to available and demand deposits at banks; That is, any item that allows the entity, at any time, to deposit or withdraw funds.

Accounts Receivable Clients: The company recognizes as accounts receivable all transactions invoices that have actually been individually reviewed and issued within the established periods and crossed with the counterparts of service provision.

Other accounts receivable: The Company recognizes in this item Telecom Prepaid for provisions to be made that will be converted into invoices and Short Term Loan Operations of New Life Omega Service and Caribbean Telecom as an investment in fixed assets to be realized.

Tangible and intangible Fixed Assets: These are recorded at cost from the date of purchase. Depreciation and amortization is calculated based on the straight-line method over the estimated useful life of the asset and the use of the asset. Depreciation and amortization expenses for the period are those corresponding to a normal period, based on the value of the asset divided by the estimated useful life.

4 -. PROPERTY AND EQUIPMENT

Property and Equipment consisted of the following at December 31, 2016

Description	$
Telecommunication Equipment	229.532
Telecommunication software	405.903
Computer equipment	5.728
Less: Depreciation and amortization	288.831
Total	352.332

Accounts Payable Suppliers and Invoices to be received: The company recognizes as accounts payable, all transactions invoices that have been individually reviewed and issued within the established periods and crossed with the counterparts of service provision.

Accounts Receivable Other: The company recognizes as other accounts receivable a loan granted in the short term to FULL RED SAC PERU.

Income from services: The revenues of the company are the product of the sale of minutes for long-distance telecommunications, network utilization and fund administration for ETELIX.Net and Etelix.UK collections and payments.

Cost of the Service: The service costs represent the purchase of minutes to the different operators with whom the activity is handled and the exchange of the service rendering is performed.

5-. COMMITMENTS - SHAREHOLDER´S EQUITY

The result of the company at the close of 2016 $ 56.044 was 2015 $ 22.987 and 2014 $ 50.153 and 2013 $ 14.074. Social capital consists of $ 1.000 and unrealized capital of $ 747.515, by acquisition of assets.

6-. INCOME TAX:

The company from the moment it decides to start operations in 2013, has submitted all the corresponding declarations to the ISR for each period 2013, 2014 and 2015, with legal extensions, as established in the IRS, by the year 2016 already stabilizes With the timely fulfillment of their fiscal commitments.